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                                                                   EXHIBIT 10.11

                            INDEMNIFICATION AGREEMENT

      This Indemnification Agreement (the "Agreement"), dated as of [____________], 2004, is between Splinex Technology Inc., a Delaware corporation ("Splinex"), and [____________] (the "Indemnitee").

                              W I T N E S S E T H :

      WHEREAS, Indemnitee serves as a director and/or officer of Splinex;

      WHEREAS, Splinex and Indemnitee recognize the continued difficulty in obtaining liability insurance for its corporate directors, officers, employees, stockholders, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

      WHEREAS, Splinex and Indemnitee further recognize the substantial increase in corporate litigation in general, which subjects directors, officers, employees, stockholders, controlling persons, stockholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

      WHEREAS, Indemnitee does not regard the current protection available for Splinex's directors and officers as adequate under the present circumstances and Indemnitee may not be willing to serve in such capacity without additional protection;

      WHEREAS, Splinex desires to attract and retain the involvement of highly qualified individuals, such as Indemnitee, and, in part, in order to induce Indemnitee to be involved with Splinex, and Splinex wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law in such Indemnitee's role as a director and/or officer of Splinex; and

      WHEREAS, in view of the considerations set forth above, Splinex desires that Indemnitee in its role as a director and/or officer be indemnified by Splinex as set forth herein.

      NOW, THEREFORE, in consideration of Indemnitee's service to Splinex, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. Indemnification.

      (a) Indemnification of Expenses. Splinex shall indemnify and hold harmless Indemnitee, together with Indemnitee's partners, affiliates, employees, agents and spouse and each person who controls any of them or who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee believes might lead to the institution of any such action, suit,

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proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "Claim") by reason of (or arising in part or in whole out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, stockholder, employee, controlling person, agent or fiduciary of Splinex or any subsidiary of Splinex, or is or was serving at the request of Splinex as a director, officer, employee, controlling person, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of Splinex or their existing or future subsidiaries or to any fiduciary obligation owed with respect thereto or as a direct or indirect result of any Claim made by any stockholder of Splinex or their existing or future subsidiaries against an Indemnitee, or made by a third party against an Indemnitee based on any misstatement or omission of a material fact by Splinex or its existing or future subsidiaries in violation of any duty of disclosure imposed on Splinex or its existing or future subsidiaries by federal or state securities or common laws (hereinafter an "Indemnification Event") against any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by Splinex, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter "Expenses"), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by Splinex as soon as practicable but in any event no later than ten days after written demand by Indemnitee therefor is presented to Splinex.

      (b) Reviewing Party. Notwithstanding the foregoing, (i) the obligations of Splinex under Section 1(a) shall be subject to the condition that the Reviewing Party (as defined in Section 10 hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel (as defined in Section 10 hereof) is involved) that Indemnitee would not be permitted to be indemnified under applicable law and (ii) and Indemnitee acknowledges and agrees that the obligation of Splinex to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an "Expense Advance") shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, Splinex shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse Splinex) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse Splinex for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been

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exhausted or lapsed). Indemnitee's obligation to reimburse Splinex for any
Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change of Control (as defined in Section 10 hereof), the Reviewing Party shall be selected by Splinex, and if there has been such a Change of Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(e) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and Splinex hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on Splinex and Indemnitee.

      (c) Contribution. If the indemnification provided for in Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then Splinex, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by Splinex on the one hand and Indemnitee on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Splinex on the one hand and Indemnitee on the other hand in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of Splinex's securities, the relative benefits received by Splinex and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by Splinex and Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of Splinex and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Splinex or Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      Splinex and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of Splinex's securities, in no event shall an Indemnitee be required to contribute any amount under this
Section 1(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by Indemnitee or (ii) the proceeds received by Indemnitee from the Indemnitee's sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

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      (d) Survival Regardless of Investigation. The indemnification and contribution provided for herein will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee or any officer, director, employee, agent or controlling person of Indemnitee.

      (e) Change of Control. Splinex agrees that if there is a Change of Control of Splinex then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under Splinex's constituent documents as now or hereafter in effect, the Independent Legal Counsel (as defined in Section 10 hereof) shall be selected by Indemnitee and approved by Splinex (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to Splinex and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. Splinex agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all reasonable expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

      (f) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection herewith.

      Section 2. Expenses; Indemnification Procedure.

      (a) Advancement of Expenses. Splinex shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by Splinex to Indemnitee as soon as practicable but in any event no later than ten business days after written demand by Indemnitee therefor to Splinex.

      (b) Notice/Cooperation by Indemnitee. Indemnitee shall give Splinex notice as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to Splinex shall be directed to the President of Splinex at the address stated in Section 11 hereof.

      (c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee

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has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on Splinex to establish that Indemnitee is not so entitled.

      (d) Notice to Insurers. If, at the time of the receipt by Splinex of a notice of a Claim pursuant to Section 2(b) hereof, Splinex has liability insurance in effect which may cover such Claim, Splinex shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in such policies. Splinex shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

      (e) Selection of Counsel. In the event Splinex shall be obligated hereunder to pay the Expenses of any Claim, Splinex shall be entitled to assume the defense of such Claim, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by Splinex, Splinex will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that (i) Indemnitee shall have the right to employ Indemnitee's counsel in any such Claim at Indemnitee's expense, (ii) Indemnitee shall have the right to employ its own counsel in connection with any such proceeding, at the expense of Splinex, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding and (iii) if (A) the employment of counsel by Indemnitee has been previously authorized by Splinex, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between Splinex and Indemnitee in the conduct of any such defense or (C) Splinex shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's counsel shall be at the expense of Splinex.

      Section 3. Additional Indemnification Rights; Nonexclusivity. Splinex hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement, Splinex's constituent documents or any other agreement, Splinex's certificate of incorporation, bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a director or an officer, stockholder, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a director or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 8 hereof.

      The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under Splinex's constituent documents, Splinex's certificate of incorporation, bylaws, any agreement, any vote of stockholders or disinterested directors, the

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laws of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity and such indemnification shall inure to the benefit of Indemnitee from and after Indemnitee's first day of service as a director and/or officer with Splinex or affiliation with a director and/or officer from and after the date such Indemnitee commences services as a director and/or officer with Splinex.

      Section 4. No Duplication of Payments. Splinex shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Splinex constituent documents, Splinex's certificate of incorporation, bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

      Section 5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by Splinex for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, Splinex shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

      Section 6. Mutual Acknowledgement. Splinex and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit Splinex from indemnifying any of Splinex's directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.

      Section 7. Liability Insurance. To the extent Splinex maintains liability insurance applicable to directors, officers, employees, control persons, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of Splinex's directors, if such Indemnitee is a director, or of Splinex's officers, if such Indemnitee is not a director of Splinex but is an officer.

      Section 8. Exceptions. Splinex shall not be obligated to provide indemnification to Indemnitee pursuant to the terms of this Agreement under any of the following circumstances:

      (a) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute.

      (b) Claims Excluded Under Section 145 of the Delaware General Corporation Law. To indemnify Indemnitee if (i) Indemnitee did not act in good faith or in a manner reasonably believed by such Indemnitee to be in or not opposed to the best interests of Splinex, (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe Indemnitee's conduct was unlawful or (iii) Indemnitee shall have been adjudged to be liable to Splinex unless and only to the extent the court in which such action was brought shall permit indemnification as provided in Section 145(b) of the Delaware General Corporation Law.

      (c) Unlawful Indemnification. To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

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      (d) Fraud. To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that Indemnitee has committed fraud on Splinex.

      (e) Insurance. To indemnify Indemnitee for which payment is actually and fully made to Indemnitee under a valid and collectible insurance policy.

      Section 9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of Splinex against Indemnitee, any Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of five years from the date of accrual of such cause of action, and any claim or cause of action of Splinex shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

      Section 10. Construction of Certain Phrases. For purposes of this
Agreement,

      "Change of Control" shall be deemed to have occurred in the event of a sale of securities, merger, consolidation, combination, reorganization or other transaction results in less than 50% of the voting power of the surviving or resulting entity being owned by the security holders of Splinex immediately prior to such transaction.

      "Independent Legal Counsel" means an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(e) hereof, who shall not have otherwise performed services for Splinex or Indemnitee within the last three years (other than with respect to matters concerning the right of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

      "Reviewing Party" means any appropriate person or body consisting of an officer or director of Splinex or any other person or body appointed by the board of directors of Splinex who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

      Section 11. Miscellaneous Provisions.

      (a) Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

      (b) Waiver of Compliance; Consents. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other party hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

      (c) Rules of Construction. Words in the singular shall include the plural and vice versa, and words importing the masculine shall include the feminine and neuter and vice versa.

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      (d) Notices. All notices, requests, demands and other communications required or permitted by one party to another hereunder shall be in writing and shall be deemed to have been duly given upon (i) a transmitter's confirmation of a receipt of a facsimile transmission or (ii) confirmed delivery of a standard overnight courier or when delivered by hand, to the parties at the following addresses:

      If to Splinex, to:

            Splinex Technology Inc.
            550 W. Cypress Creek Road, Suite 410
            Fort Lauderdale, FL 33309
            Attention: Peter Novak

      with a copy to:

            Curtis Wolfe
            General Counsel
            Splinex Technology Inc.
            550 W. Cypress Creek Road, Suite 410
            Fort Lauderdale, FL 33309

      If to Indemnitee, to:

            [____________]
            [____________]
            [____________]

or to such other person or address as the party shall furnish by notice to the other party in writing.

      (e) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

      (f) Governing Law. The Agreement shall be governed by the internal laws of the state of Delaware as to all matters, including but not limited to matters of validity, construction, effect and performance.

      (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (h) Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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      (i) Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

      (j) Consent to Jurisdiction; Service of Process. The parties hereto hereby irrevocably submit to the jurisdiction of the state courts located in Broward County, Florida or the federal courts of the Southern District of Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

      (k) Binding Effect. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

      (l) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

      (m) Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 12. Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

                           (Signature page to follow)

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